SECURITIES AND EXCHANGE COMMISION

                              WASHINGTON, DC 20549
                                  -------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACTS OF 1934



       Date of report (Date of earliest event reported): April 6, 2001



                                 TRADAMAX GROUP
               (Exact Name of Registrant as Specified in Charter)



           Nevada                     0-27733                    77-0497976
(State or Other Jurisdiction        (Commission                 (IRS Employer
      Of Incorporation)            File Number)              Identification No.)



      2424 S.E. Bristol Street, Suite 330, Newport Beach, California, 92660
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 949-585-7696


                  100 Park Royal, Vancouver BC, Canada, V7Z-1C5
          (Former Name or Former Address, if Changed Since Last Report)

Item 5   OTHER EVENTS

         On March 21, 2001, the board of directors appointed Michael J. Skellern to the Board of Directors, joining Joseph L. Searles, III, Conrad Diaz and Peter A. Stedwell as directors. Mr. Skellern was also appointed President and Chief Executive Officer.

         Mr. Skellern has more than 20 years experience as a chief executive of international companies. Mr. Skellern has been President and Chief Executive Officer of Pacific International, Inc., an international corporate development company based in Asia, responsible for the development of numerous international business development projects for multi-national corporations.

         The Company has moved its principal Executive Offices to 2424 S.E. Bristol Street, Suite 330, Newport Beach California 92660.

         On April 5, 2001, the board of directors authorized a ten percent (10%) Stock dividend payable to Common Stockholders of record on April 30, 2001. Fractional shares will not be issued, but will be rounded to the next whole share.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Tradamax Group

Dated:   April 6, 2001              By:    /s/Michael Skellern
                                          ----------------------------------
                                           Michael Skellern
                                          (Principal Executive Officer)